Exhibit 99.1

NEWS RELEASE

Transcat, Inc. • 35 Vantage Point Drive • Rochester, NY 14624 • 585-352-7777

IMMEDIATE RELEASE

Transcat Acquires Premier Calibration Services Provider Essco
Calibration Laboratory

Strategic Acquisition of New England’s Market Leader in Calibration Services with Over $22 Million in Annual Revenue and Accretive Margins

Positions Transcat as the Dominant Player in the Region

Largest Deal in Transcat History, Supported by New Credit Facility

Management to Discuss Transaction Details on First Quarter Fiscal Year 2026 Conference Call on Thursday, August 7, 2025 at 11:00 a.m. Eastern Time

ROCHESTER, NY, August 5, 2025 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration services, cost control and optimization services, and distribution and rental of value-added professional grade handheld test, measurement, and control instrumentation, announced that it has acquired privately-held Essco Calibration Laboratory (“Essco”) effective August 5, 2025. The $84 million purchase price was paid in cash and is subject to certain customary adjustments and holdback provisions. The transaction was supported by Transcat’s recently announced new $150 million syndicated credit facility jointly led by M&T Bank and Wells Fargo Bank.

Essco, an ISO-17025 Accredited calibration laboratory, is located in the Boston metro area, with a customer base extending throughout the U.S., and is the New England market leader in calibration services. Operating for over 50 years, the team at Essco has grown the business to over $22 million in annual revenue with EBITDA margins above 25%, providing both in-house and onsite services to a wide range of customers in the Medical, Life Science, Aerospace & Defense and Industrial sectors, and beyond.

“The acquisition of Essco Calibration, our largest deal in Transcat history, is a perfect fit into our calibration service portfolio and creates a dominant presence for Transcat in the New England market,” noted Lee Rudow, President and Chief Executive Officer. “With their reputation for high quality and a broad scope of capabilities, including specialized, high-end electrical measurement in support of Aerospace & Defense and other regulated industries, Essco has been a strategic target within the calibration industry for many years. We believe there are both sales and cost synergy opportunities, including consolidation of our Boston operations in support of the New England region. The combined operation will immediately become Transcat’s highest revenue

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Transcat acquires premier calibration services provider, Essco Calibration Laboratory

August 5, 2025

producing location in a region rich in both highly regulated Life Science and Aerospace & Defense industries, allowing for additional leverage from automation and opportunities to reduce outsourced calibrations.

“With this Essco deal following the acquisition of Martin Calibration in December, Transcat has acquired two strategic, regional calibration leaders in an eight-month period. This demonstrates Transcat’s ability to attract and acquire highly sought-after calibration companies, the best of the best, to expand our capabilities and geographic reach, while driving shareholder value. These two acquisitions back-to-back continue to move the needle and in aggregate will contribute approximately $50 million in annualized revenue, focused primarily on core calibration services.”

Mike Walsh, Essco Calibration’s owner, commented, “With over 50 years of serving customers throughout the New England area and across the United States, Essco has established the highest quality reputation in the industry, a dedicated commitment to customer satisfaction and a strong culture for employees to succeed. I believe with Transcat’s long-term commitment to quality and technical capabilities, along with a focus on training and development of employees, they are the optimal partner in this deal. I am impressed with the launch of Transcat University to develop the workforce of the future as a competitive advantage. Transcat has been on my radar for many years as a transformational partner to carry on the Essco legacy that we have built. The future is bright for the continued success of Essco, and I look forward to working closely with the Transcat team to capitalize on the strengths of both organizations.”

Mr. Rudow concluded, “Mike has built a great company with strong leadership, a great reputation, top-level culture, and dedicated employees. For my entire tenure at Transcat, I have sought the opportunity to add Essco to the Transcat family and am thrilled to see it come to fruition. I appreciate Mike and his team’s support to get to this point, and I am looking forward to the successes we expect our teams will achieve together. Most importantly, I am excited to welcome the 113 Essco Calibration employees to the Transcat team. We will be providing additional details on the acquisition and other milestones at our upcoming quarterly financial results conference call on August 7, 2025.”

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

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Transcat acquires premier calibration services provider, Essco Calibration Laboratory

August 5, 2025

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, Cost, Control and Optimizations services, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties, and assumptions. Forward-looking statements relate to expectations, estimates, beliefs, assumptions, and predictions of future events and are identified by words such as “anticipate,” “believe,” “desire,” “estimate,” “expect,” “look forward,” “opportunity,” “strategy,” “target,” “will,” “would,” and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to the successful integration of this acquisition, anticipated financial results, market position and geographic reach, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described under the heading “Risk Factors” in Transcat’s reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 29, 2025. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America Phone: (949) 491-8235

TRNS@mzgroup.us

www.mzgroup.us

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